EXHIBIT 21.1


                   SUBSIDIARIES OF RCG COMPANIES INCORPORATED


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                                                       State of                 Ownership
                     Entity                          Incorporation              Percentage
--------------------------------------------     -----------------------    -------------------
Flightserv, Inc.............................            Delaware                    100
FS Tours, Inc...............................            Delaware                    100
FS SunTours, Inc............................            Delaware                    100
DM Marketing, Inc...........................            Delaware                    100
Avenel Ventures, Inc........................             Nevada                     100
Logisoft Corp...............................            New York                    100
eStorefronts.net Corp.......................            New York                    100
Premiere Shoe Group, LLC....................            New York                     75

Inactive companies:
PDK Properties, Inc.........................            Georgia                     100
Internet Aviation Services Limited, Ltd.....             Nevada                     100
Gateway Development Corp....................            New York                    100
Capital First Holdings, Inc. of Georgia.....            Georgia                     100
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